ALLBIRDS REPORTS FOURTH QUARTER AND FULL YEAR 2021
FINANCIAL RESULTS

Full Year 2021 Net Revenue of $277 Million, Up 27% from 2020
Record-Breaking Fourth Quarter Net Revenue of $97 Million

Increases 2022 Net Revenue Outlook to $355-$365 Million,
Up 28%-32% from 2021

SAN FRANCISCO, Calif., February 23, 2022 (GlobeNewswire) – Allbirds, Inc. (NASDAQ: BIRD), a global lifestyle brand that innovates with naturally derived materials to make better footwear and apparel products in a better way, today reported financial results for the fourth quarter and full year of 2021 ended December 31, 2021.

Quarter and Full Year Highlights

•Full year 2021 net revenue rose 27% to $277.5 million compared to 2020 and increased 43% compared to 2019.
•Fourth quarter 2021 net revenue increased 23% to $97.2 million compared to the fourth quarter of 2020 and increased 43% compared to the fourth quarter of 2019. Fourth quarter 2021 was Allbirds’ highest sales quarter to date.
•Full year 2021 gross profit increased 30% to $146.7 million compared to 2020. Full year gross margin expanded 145 basis points to 52.9% compared to 2020, and fourth quarter gross margin expanded 45 basis points to 50.2% compared to the fourth quarter of 2020.
•Full year 2021 GAAP net loss of $45.4 million, or $0.65 per basic and diluted share. Fourth quarter 2021 GAAP net loss of $10.4 million, or $0.09 per basic and diluted share.
•Full year 2021 adjusted EBITDA loss of $11.7 million, an improvement of 24% compared to 2020; fourth quarter 2021 adjusted EBITDA was $0.4 million, an improvement of 108% compared to the fourth quarter of 2020.
•Physical retail channel sales grew 112% in 2021 compared to 2020; opened 13 stores during the year, ending 2021 with 35 locations around the world.
•Reduced the carbon footprint of top 10 products by 14% in 2021 compared to 2020.1

“We are pleased to report a strong finish to 2021, with Q4 representing our largest revenue quarter on record, headlining financial performance ahead of our guidance targets,” said Joey Zwillinger, Co-Founder and Co-CEO. “Our results reflect strong global demand for the Allbirds brand and best-in-class execution by our teams during a period of ongoing macro challenges. Fourth quarter revenue grew 23% year-over-year and 43% versus 2019, representing an acceleration of our two-year growth rate. In the quarter, we saw strength across retail and digital channels, as well as geographies. The quarter culminated with a remarkable holiday season, which included the two biggest sales days in company history, highlighting the power of our omni-channel model.”

“We are also proud to have made significant progress in 2021 under our Allbirds Flight Plan—our blueprint for reducing our already-low product emissions by 50% by the end of 2025 and 95% by 2030. For the year, we reduced our carbon footprint per unit by 14% compared to 2020. This is particularly gratifying as we continue to prioritize creating better products in a better way. We see our 2022 product roadmap as our strongest yet. Importantly, we believe that our innovation engine, continued retail store expansion, and increasing international presence will continue to drive an accelerating topline growth rate in 2022, helping us march down the path towards durable growth and our medium-term profitability targets, while furthering our goal of combating climate change.”

1 This reduction is calculated using internal estimates by weighting the carbon dioxide-equivalent emissions of the top 10 products by the annual unit sales expected at the beginning of 2021.

2021 Highlights

2021 compared to **2020**

27%
increase
in net revenue

30%
increase in gross profit
year over year

145 bps
improvement
in gross margin

14%
carbon footprint
reduction per unit

Strong Year-Over-Year Improvement

Fourth Quarter Operating Results
Net revenue in the fourth quarter of 2021 increased 23% to $97.2 million compared to $79.3 million in the fourth quarter of 2020, and increased 43% compared to the fourth quarter of 2019. The increase is primarily attributable to strong consumer demand during the holiday season in the United States, which we were able to take advantage of due to our omni-channel model, our strongest new product quarter of the year, and our inventory position entering the quarter. Net revenue in the United States increased 25% to $76.9 million and international net revenue increased 14% to $20.3 million compared to the fourth quarter of 2020.

Gross profit in the fourth quarter of 2021 totaled $48.8 million compared to $39.4 million in the fourth quarter of 2020, and gross margin expanded 45 basis points to 50.2% compared to 49.7% in the fourth quarter of 2020. The increase in gross margin primarily reflects favorable channel and geographic mix, sales of higher gross margin products, and cost savings, partially offset by higher distribution center and logistics costs.

Selling, general and administrative expense in the fourth quarter of 2021 was $36.7 million, or 37.7% of revenue, compared to $25.5 million, or 32.1% of revenue, in the fourth quarter of 2020. The year-over-year increase is primarily attributable to expenses for the opening of four new stores during the period and operational expenses for 13 additional stores opened since the fourth quarter of 2020, increased corporate headcount, and public company preparation and operating costs. Marketing expense in the fourth quarter of 2021 totaled $18.5 million compared to $23.6 million in the fourth quarter of 2020 and improved as a percentage of revenue to 19.1% from 29.8% a year ago. The decrease in marketing expense as a percentage of revenue is primarily due to increased marketing efficiency in our digital channels and greater mix of physical retail.

GAAP net loss in the fourth quarter of 2021 was $10.4 million compared to net loss of $9.4 million in the fourth quarter of 2020, and net loss margin was (10.7)% compared to (11.8)% in the fourth quarter of 2020.

Adjusted EBITDA in the fourth quarter of 2021 was $0.4 million compared to a loss of $5.3 million in the fourth quarter of 2020, and adjusted EBITDA margin increased by 710 basis points to 0.4% versus (6.7)% a year ago.

Full Year Operating Results
Net revenue for the full year 2021 increased 27% to $277.5 million compared to $219.3 million for the full year 2020, and increased 43% compared to the full year 2019. Net revenue in the United States for the full year 2021 increased 26% to $209.8 million and international net revenue increased 29% to $67.7 million compared to the full year 2020. The increases are primarily attributable to strong consumer demand across geographies and channels, as well as new products.

Our net revenue increase was driven by growth in our digital and retail channels. We achieved net revenue growth of 16% in our digital channel and 112% in our retail channel. We also opened 13 new stores during the period, ending the year with 35 locations.

Gross profit for the full year 2021 totaled $146.7 million compared to $112.7 million for the full year 2020, while gross margin expanded 145 basis points to 52.9% compared to 51.4% in full year 2020. The increase in gross margin primarily reflects favorable channel and geography mix, sales of higher gross margin products, and cost savings, partially offset by higher distribution center and logistics costs.

Selling, general and administrative expense for the full year 2021 was $122.2 million, or 44.0% of revenue, compared to $86.7 million, or 39.5% of revenue, for the full year 2020. The year-over-year increase is primarily attributable to expenses for the opening of 13 new stores during the period and continued operational expenses for stores opened during 2020, increased corporate headcount, and public company preparation and operating costs. Marketing expenses for the full year 2021 totaled $57.3 million compared to $55.3 million for the full year 2020, and improved as a percentage of revenue to 20.7% from 25.2% a year ago.

GAAP net loss for the full year 2021 was $45.4 million compared to net loss of $25.9 million for the full year 2020, and net loss margin was (16.4)% compared to (11.8)% for the full year 2020.

Full year 2021 Adjusted EBITDA loss improved 24% to $11.7 million compared to $15.4 million for the full year 2020. Adjusted EBITDA margin expanded 280 basis points to (4.2)% compared to (7.0)% a year ago.

2021 Operating Highlights

2021 Operating Highlights

highest sales quarter in company history

$97M

Q4 net revenue

97%

full-price sell through

85

Net Promoter Score

Record-Breaking Fourth Quarter Net Revenue

Balance Sheet Highlights

Allbirds ended the year with $289 million of cash and cash equivalents, which includes net offering proceeds from our IPO of $231.6 million, after deducting underwriting discounts, commissions, and offering costs. Allbirds also ended the year with $40 million available under our revolving credit agreement. Inventories totaled $107 million, an increase of 80%, compared to $59 million at the end of 2020. The increase was attributable to a combination of higher in-transit inventory, given extended lead times from ongoing supply chain disruptions, as well as the impact of higher inbound freight costs.

2022 Financial & Carbon Footprint Reduction Guidance Targets

Allbirds provided the following guidance targets for full year 2022:

•Net revenue of $355 million to $365 million, representing growth in the range of 28% to 32% versus fiscal 2021 and 62% to 66% versus fiscal 2020.
•Gross profit of $187.5 million to $195 million, which at the midpoint of our net revenue and gross profit targets represents a gross margin percent of 53.1%, a 27 bps increase versus fiscal 2021.
•Adjusted EBITDA2 of negative $13 million to negative $9 million, including an estimated $8 million of public company costs.
•Carbon footprint reduction target of 6% for our top 10 products, aligned with our Allbirds Flight Plan to reduce by 25% by the end of 2025 and 95% by 2030.

Allbirds provided the following financial guidance targets for the first quarter of 2022:

•Net revenue of $60 million to $62 million, representing growth in the range of 21% to 25% versus the first quarter of fiscal 2021 and 42% to 47% versus the first quarter of fiscal 2020.
•Adjusted EBITDA2 of negative $13 million to negative $11 million, including an estimated $2 million of public company costs.

2022 Guidance

2022 Guidance

Net revenue of

$355M - $365M

30% year over year growth

Gross profit of

$187.5M - $195M

30% year over year growth

Adjusted EBITDA of

$(13M) - $(9M)

6% year over year improvement

6%

carbon footprint
reduction per unit*

*For our top 10 products, aligned with our 'Allbirds Flight Plan' to reduce carbon dioxide-equivalent emissions by 25% by 2025 and 95% by 2030

Year over year changes represent the midpoint of the range shown

Raises Net Revenue Guidance Target

2 A reconciliation of adjusted EBITDA, a non-GAAP financial measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts as we are currently unable to predict with a reasonable degree of certainty certain expense items that are excluded in calculating adjusted EBITDA. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our fourth quarter and full year fiscal 2021 results included in this press release.

“Our strong product pipeline, authentic purpose-led brand, deep connection with our customers, and omni-channel distribution model all came together to deliver fourth quarter net revenue, gross profit, and adjusted EBITDA performance above our guidance targets,” said Mike Bufano, Chief Financial Officer. “Looking at full year 2021 as a whole, we are pleased that we grew net revenue by 27%, while continuing to improve our profitability, as evidenced by a 30% year-over-year improvement in gross profit, a 145 bps improvement in gross margin, and a 24% year-over-year improvement in adjusted EBITDA. The strength of our fourth quarter and full year results provides us with continued confidence in our medium-term financial targets of 20-30% net revenue growth, 60%+ gross margin, and mid- to high-teens adjusted EBITDA margin.”
Conference Call Information
Allbirds will host a conference call to discuss the results, followed by Q&A, at 5:00 p.m. Eastern Time today, February 23, 2022. A live webcast and replay of the conference call will be available on the investor relations section of the Allbirds website at https://www.ir.allbirds.com. A replay of the webcast will also be archived on the Allbirds website for 12 months.
About Allbirds, Inc.

Headquartered in San Francisco, Allbirds is a global lifestyle brand that innovates with naturally derived materials to make better footwear and apparel products in a better way, while treading lighter on the planet. The Allbirds story began with superfine New Zealand merino wool and has since evolved to include a eucalyptus tree fiber knit fabric and a sugarcane-based EVA foam (SweetFoam®). Allbirds serves customers across 35 countries through 37 Allbirds stores and its e-commerce website, www.allbirds.com.
Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts, including statements regarding our financial outlook and guidance targets, medium-term financial targets, market position, future results of operations, financial condition, business strategy and plans, reducing the carbon footprint of our products, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. These risks include (1) the impact of the COVID-19 pandemic; (2) economic uncertainty in our key markets; (3) the strength of our brand; (4) our net losses since inception; (5) the competitive marketplace; (6) our reliance on technical and materials innovation; (7) our use of sustainable materials and environmentally friendly manufacturing processes and supply chain practices; (8) our ability to attract new customers and increase sales to existing customers; (9) the impact of climate change and government and investor focus on sustainability issues; (10) our ability to anticipate product trends and consumer preferences; and (11) our ability to forecast consumer demand.

Further information on these risks and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, and future reports we may file with the SEC from time to time. The forward-looking statements contained in this press release and related conference call relate only to events as of the date stated or, if no date is stated, as of the date of this press release and related conference call. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Use of Non-GAAP Financial Measures

This press release and the accompanying financial tables include references to adjusted EBITDA and adjusted EBITDA margin, non-GAAP financial measures. We define adjusted EBITDA as net loss before stock-based compensation expense, including common stock warrant expense, depreciation and amortization, other expense, interest expense, and income tax provision (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by net revenue.

Adjusted EBITDA and adjusted EBITDA margin facilitate internal comparisons of our historical operating performance on a more consistent basis, and we also use them for our business planning purposes. In addition, we believe adjusted EBITDA is widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of operational performance.

We believe that non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance, and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. Adjusted EBITDA has limitations as a profitability measure in that it does not include stock-based compensation expense, depreciation and amortization, other expense (income) (consisting of changes in fair value of our preferred stock warrant liability and gains or losses on foreign currency), interest expense, and provision for income taxes. Adjusted EBITDA and adjusted EBITDA margin should not be considered as an alternative to net loss and net loss margin or any other measure of financial performance calculated and presented in accordance with GAAP. Further, other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, we consider, and investors should consider, adjusted EBITDA and adjusted EBITDA margin together with other operating and financial performance measures presented in accordance with GAAP.

In the future, we may incur expenses similar to those for which adjustments are made in calculating adjusted EBITDA. Our presentation of these non-GAAP measures should not be construed as a basis to infer that our future results will be unaffected by extraordinary, unusual, or non-recurring items.

Product Carbon Footprint Methodology

This press release includes statements about our product carbon footprint. To calculate product carbon footprints, we use a Life Cycle Assessment (LCA) methodology to measure the carbon dioxide-equivalent emissions created across the lifetime of our products, including raw materials production, manufacturing, transportation, product use, and end of life. Our LCA methodology has been built in partnership with external experts, and has been third-party verified to meet ISO 14067 standards, the international standard for quantifying, monitoring, reporting, and validating greenhouse gas emissions. When comparing our products to a “standard sneaker,” it is important to ensure consistent methodology and assumptions, so we developed a set of assumptions for a “standard sneaker” based on a third-party academic LCA of a running shoe.
Investors:
ir@allbirds.com
Media:
press@allbirds.com

Allbirds, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share, per share amounts, and percentages)
(unaudited)

	Three Months Ended December 31,		Full Year Ended December 31,
	2021	2020	2021	2020
Net Revenue	$97,218	$79,276	$277,472	$219,296
Cost of Revenue	48,439	39,853	130,810	106,555
Gross Profit	48,779	39,422	146,662	112,741
OPERATING EXPENSE:
Selling, General, and Administrative Expense	36,651	25,469	122,200	86,694
Marketing Expense	18,531	23,611	57,338	55,271
TOTAL OPERATING EXPENSE	55,182	49,080	179,538	141,965
LOSS FROM OPERATIONS	(6,403)	(9,658)	(32,876)	(29,224)
Interest Expense	(37)	34	(178)	(297)
Other Expense	(3,488)	(1,585)	(11,506)	(452)
Loss Before Provision For Income Taxes	(9,928)	(11,210)	(44,560)	(29,973)
INCOME TAX (PROVISION) BENEFIT	(512)	1,859	(810)	4,113
NET LOSS	$(10,440)	$(9,351)	$(45,370)	$(25,860)
OTHER COMPREHENSIVE LOSS:
Foreign currency translation (loss) gain	(261)	1,777	(1,290)	2,245
TOTAL COMPREHENSIVE LOSS	$(10,701)	$(7,573)	$(46,660)	$(23,615)
PER SHARE DATA
Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.18)	$(0.65)	$(0.49)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	113,341,355	52,594,769	69,308,930	53,005,424

	Three Months Ended December 31,		Full Year Ended December 31,
	2021	2020	2021	2020
Consolidated Statements of Operations Data, as a Percentage of Net Revenue:
Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	49.8%	50.3%	47.1%	48.6%
Gross profit	50.2%	49.7%	52.9%	51.4%
Operating expense:
Selling, general, and administrative expense	37.7%	32.1%	44.0%	39.5%
Marketing expense	19.1%	29.8%	20.7%	25.2%
Total operating expense	56.8%	61.9%	64.7%	64.7%
Loss from operations	(6.6)%	(12.2)%	(11.8)%	(13.3)%
Interest expense	0.0%	0.0%	(0.1)%	(0.1)%
Other expense	(3.6)%	(2.0)%	(4.1)%	(0.2)%
Loss before provision for income taxes	(10.2)%	(14.1)%	(16.1)%	(13.7)%
Income tax (provision) benefit	(0.5)%	2.3%	(0.3)%	1.9%
Net loss	(10.7)%	(11.8)%	(16.4)%	(11.8)%
Other comprehensive loss:
Foreign currency translation (loss) gain	(0.3)%	2.2%	(0.5)%	1.0%
Total comprehensive loss	(11.0)%	(9.6)%	(16.8)%	(10.8)%

Allbirds, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$288,576	$126,551
Accounts receivable	10,978	1,955
Inventory	106,876	59,222
Prepaid expenses and other current assets	37,938	27,112
Total current assets	444,368	214,840

PROPERTY AND EQUIPMENT—Net	37,955	23,301
OTHER ASSETS	6,106	5,902
TOTAL ASSETS	$488,429	$244,043

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$30,726	$20,236
Accrued expenses and other current liabilities	46,243	31,491
Deferred revenue	4,187	2,925
Total current liabilities	81,156	54,652

NONCURRENT LIABILITIES:
Other long-term liabilities	10,269	5,004
Preferred stock warrant liability	—	5,845
Total noncurrent liabilities	10,269	10,849
Total liabilities	91,425	65,501

COMMITMENTS AND CONTINGENCIES (Note 15)
Convertible Preferred Stock, $0.0001 par value; zero and 75,812,755 shares authorized as of December 31, 2021 and 2020, respectively; zero and 70,990,919 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	204,049

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred Stock, $0.0001 par value; 20,000,000 and zero shares authorized as of December 31, 2021 and 2020, respectively; zero shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Class A Common stock, $0.0001 par value; 2,000,000,000 and zero shares authorized as of December 31, 2021 and 2020, respectively; 49,016,511 and zero shares issued and outstanding as of December 31, 2021 and 2020, respectively	5	—
Class B Common stock, $0.0001 par value; 200,000,000 and 154,379,258 shares authorized as of December 31, 2021 and 2020, respectively; 98,036,009 and 53,683,269 shares issued and outstanding as of December 31, 2021 and 2020, respectively	10	5
Additional paid-in capital	533,709	64,548
Accumulated other comprehensive income	666	1,956
Accumulated deficit	(137,386)	(92,016)
Total stockholders’ equity (deficit)	397,004	(25,507)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$488,429	$244,043

Allbirds, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Full Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(45,370)	$(25,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,653	7,088
Amortization of debt issuance costs	49	49
Stock-based compensation	11,245	6,784
Warrant expense	—	—
Deferred taxes	252	(39)
Change in fair value of preferred stock warrant liability	10,624	(749)
Changes in assets and liabilities:
Accounts receivable	(9,110)	(740)
Inventory	(48,476)	(13,867)
Prepaid expenses and other current assets	(11,505)	(11,249)
Accounts payable and accrued expenses	25,240	1,249
Other long-term liabilities	5,289	1,944
Deferred revenue	1,259	812
Net cash (used in) provided by operating activities	(50,850)	(34,578)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(24,181)	(14,350)
Investment in equity securities	(250)	(2,000)
Changes in security deposits	(1,205)	69
Net cash used in investing activities	(25,636)	(16,281)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	236,964	—
Proceeds from the issuance of preferred stock, net of issuance costs	—	101,749
Payment of debt issuance costs	—	—
Proceeds from bank loans	—	18,294
Principal payments on bank loans	—	(18,294)
Payments of deferred offering costs	(4,691)	—
Proceeds from the exercise of common stock warrants	395	—
Proceeds from the exercise of stock options	5,484	440
Other	—	—
Net cash provided by financing activities	238,152	102,189
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(341)	909
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	161,325	52,239
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of year	127,251	75,012
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of year	$288,576	$127,251
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$118	$235
Cash paid for taxes	$438	$110
NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment included in accrued liabilities	$979	$138
Repurchase of stock options	$—	$640
Non-cash exercise of common stock warrants	$39	$—
Deferred offering costs included in accrued liabilities	$744	$—

Allbirds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)
The following tables present a reconciliation of adjusted EBITDA to its most comparable GAAP measure, net loss, and presentation of net loss margin and adjusted EBITDA margin for the periods indicated:

	Three Months Ended December 31,		Full Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(10,440)	$(9,351)	$(45,370)	$(25,860)
Add (deduct):
Stock-based compensation expense, including common stock warrant expense	3,721	1,737	11,408	6,684
Depreciation and amortization expense	3,109	2,598	9,813	7,110
Other expense	3,488	1,585	11,506	452
Interest expense	37	(34)	178	297
Income tax provision (benefit)	512	(1,859)	810	(4,113)
Adjusted EBITDA	$427	$(5,324)	$(11,655)	$(15,430)

	Three Months Ended December 31,		Full Year Ended December 31,
	2021	2020	2021	2020
Net revenue	$97,218	$79,276	$277,472	$219,296
Net loss	$(10,440)	$(9,351)	$(45,370)	$(25,860)
Net loss margin	(10.7)%	(9.6)%	(16.4)%	(11.8)%
Adjusted EBITDA	$427	$(5,324)	$(11,655)	$(15,430)
Adjusted EBITDA margin	0.4%	(6.7)%	(4.2)%	(7.0)%

Allbirds, Inc.
Net Revenue and Store Count by Primary Geographical Market
(in thousands, except for store count)
(unaudited)

	Net Revenue by Primary Geographical Market
	Three Months Ended December 31,		Full Year Ended December 31,
	2021	2020	2021	2020

United States	$76,932	$61,491	$209,786	$166,960
International	20,286	17,785	67,686	52,336
	$97,218	$79,286	$277,472	$219,296

	Store Count by Primary Geographical Market
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021

United States	7	9	10	11	12	12	15	19	23
International	7	9	10	10	10	10	12	12	12
Total	14	18	20	21	22	22	27	31	35

END OF RELEASE